Exhibit 99.1

Contact:

Michael J. Culotta

Executive Vice President and Chief Financial Officer

(502) 627-7475

PHARMERICA CORPORATION ANNOUNCES RESULTS

OF 2011 ANNUAL MEETING

LOUISVILLE, Kentucky (June 13, 2011) – PharMerica Corporation (NYSE: PMC), a national provider of institutional pharmacy and hospital pharmacy management services, today announced the results of the Company’s 2011 annual meeting of stockholders held June 10, 2011.

At the annual meeting of stockholders, the following current directors were elected to serve on the Board of Directors until the annual meeting of stockholders in 2012: Frank E. Collins, Esq., W. Robert Dahl, Jr., Marjorie W. Dorr, Thomas P. Gerrity, Ph.D., Thomas P. Mac Mahon, Robert A. Oakley, Ph.D., Geoffrey G. Meyers, and Gregory S. Weishar. Stockholders also ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011, approved the compensation paid to the Company’s named executive officers, and selected one-year as the frequency of the advisory vote on executive compensation.

About PharMerica

PharMerica Corporation is a leading institutional pharmacy services company servicing healthcare facilities in the United States. PharMerica operates institutional pharmacies in 43 states. PharMerica’s customers are institutional healthcare providers, such as nursing centers, assisted living facilities, hospitals and other long-term care providers. The Company also provides pharmacy management services to long-term care hospitals.

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